Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-260818

GENERAL MOTORS FINANCIAL COMPANY, INC.
RIGHT NOTES
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated June 17, 2022
(To Prospectus dated November 5, 2021)

    The current Registration Statement for the Notes (No. 333-260818) was automatically effective on November 5, 2021. For the week beginning June 20, 2022, the interest rates on the Notes will be as follows:

Principal Amount	All Amounts
Dates	June 20, 2022[1]	June 21, 2022 - June 26, 2022
Interest Rate per Annum	1.75%	2.25%

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1 June 20, 2022 is a bank holiday.